UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-A

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FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Hunt Companies Acquisition Corp. I

(Exact Name of Registrant as specified in its charter)

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Delaware (State or other Jurisdiction of Incorporation)	85-2093703 (I.R.S. Employer Identification No.)

4401 North Mesa Street El Paso, TX (Address of principal executive office)	79902 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half one redeemable warrant	New York Stock Exchange

Class A ordinary share, par value $0.0001 per share	New York Stock Exchange

Warrants, each exercisable for one Class A ordinary share at an exercise price of $11.50 per share	New York Stock Exchange

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If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates (if applicable): 333- 254542

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant’s Securities to be Registered

The securities to be registered hereby are units, Class A ordinary shares, par value $0.0001 per share, and warrants to purchase Class A ordinary shares, of Hunt Companies Acquisition Corp. I (the “Registrant”). The description of the units, Class A ordinary shares and warrants set forth under the heading “Description of Securities” in the Registrant’s prospectus forming part of its Registration Statement on Form S-1 (File No. 333-254542), originally filed with the Securities and Exchange Commission on March 19, 2021, as thereafter amended and supplemented from time to time (the “Registration Statement”), to which this Form 8-A relates is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The New York Stock Exchange, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Hunt Companies Acquisition Corp. I

By:	/s/ James C. Hunt
Name:	James C. Hunt
Title:	Chief Executive Officer

Date: November 5, 2021

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